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                                                                   EXHIBIT 10.15





                        Factory Card Outlet Corporation

                         Executive Severance Pay Plan
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                        Factory Card Outlet Corporation
                         Executive Severance Pay Plan


  1. Purpose. The Factory Card Outlet Corporation Executive Severance Pay Plan
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(the "Plan") as set forth herein and adopted effective __________________, 1999
(the "Effective Date"), is intended to further the interests of Factory Card Outlet Corporation (the "Company") by allowing it to attract, recruit and retain quality Executives by providing eligible Executives of the Company with certain severance pay and other benefits in the event that the executive's employment is terminated by the Company for any reason other than for Cause or Disability (as defined herein).

  The Plan is an unfunded welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, (hereinafter "ERISA") and a severance pay plan within the meaning of the United States Department of Labor regulations section 2510.3-2(b). The Plan, as set forth herein supersedes any prior severance plans, programs, or policies covering eligible employees, both formal and informal.

  2. Eligibility.
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     (a)  An Executive (as defined below) shall be eligible for severance benefits determined in accordance with Paragraph 3 upon termination of employment by the Company for any reason other than Cause or Disability (as those terms are defined below).

     (b) The term "Executive" shall include all employees designated by the Company as Senior Officers (includes Senior Vice-Presidents and above), Vice-Presidents and Directors for purposes of the Plan who have been continuously employed with the Company for at least twelve (12) months prior to termination of employment; provided, however, that the Company may from time to time, at its sole discretion and by resolution of the Company's Board of Directors, designate certain individuals as eligible Executives notwithstanding the aforementioned service requirement and upon such designation such individuals shall be listed in the schedule attached hereto as Exhibit B.

     (c) For purposes of the Plan, the term "Cause" shall mean (i) the Executive's committing any felony or other crime involving dishonesty; (ii) any serious, intentional, willful or grossly negligent misconduct in the course of the Executive's employment; or (iii) the Executive's habitual neglect of the Executive's duties (other than on account of Disability), except that (iv) Cause as defined in clauses ii and iii shall not mean:

          (A)  bad judgment;

          (B)  negligence other than habitual neglect of duty;

          (C)  any act or omission believed by the Executive in good faith to
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               have been in or not opposed to the interest of the Company
               (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled); or

          (D) any act or omission with respect to which notice of termination of employment of the Executive is given more than twelve (12) months after the date on which the Company knew or should have known of such act or omission.

     (d) For purposes of the Plan, the term "Disability" means any medically determinable physical or mental impairment that has lasted for a continuous period of not less than three (3) months that can be expected to be permanent or of indefinite duration, and that renders the Executive unable to perform the duties required of his position.

  3. Severance Benefits. Eligible Executives shall be entitled to severance
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benefits as follows:

     (a)  Salary Continuation. Commencing with the first payroll period
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     following termination and submission of the completed Waiver and Release
     Agreement pursuant to paragraph 4 and consistent with the ordinary payroll practices of the Company, continued salary payments for the Severance Period (as defined below) at a rate equal to the Executive's salary payments immediately prior to termination of employment.

     (b)  Additional Payment.  A lump-sum payment equal to the bonus amount, if
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     any, pursuant to the bonus policies in effect at the time of termination that Executive would have been entitled to had the Executive remained employed until the end of the calendar year multiplied by a fraction the numerator of which shall be the number of full months of employment during the calendar year of termination and the denominator of which shall be 12. Such lump-sum payment shall be made by the Company at such time and in such manner as bonus payments for the calendar year are made to the Company's remaining executives.

     (c)  Medical Benefits.  For the Severance Period (as defined below),
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     continued eligibility for medical benefits equivalent to those available immediately prior to termination and Executive shall not be required to contribute more for such benefits than he was required to contribute immediately prior to termination.

     (d)  "Severance Period" shall have the following meaning:

          (i)   For Senior Officers, twelve (12) months.

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          (ii)  For Vice-Presidents, the greater of (A) six (6) months or (B)
          for (4) weeks for each full year of service, provided that such period shall not exceed twelve (12) months.

          (iii) For Directors, (A) the greater of three (3) months or (B) three weeks for each full year of service, provided that such period shall not exceed twenty-six (26) weeks.

     (e)  Stock Options and Other Benefits. Notwithstanding anything herein to
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     the contrary, the terms of this Plan shall not affect in any way the terms or conditions of any stock options that Executive may have been granted or benefits under any other Company benefit plan except and to the extent provided herein. Such options and other benefits shall continue to be governed by the provisions of applicable plans and agreements.

  4. Waiver and Release. In order to receive benefits under the Plan, an
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eligible Executive must submit a signed Waiver and Release Agreement to the Plan
Administrator on or within forty-five (45) days of his/her date of termination of employment. The required Waiver and Release Agreement is attached hereto as Exhibit A. An eligible employee may revoke his/her signed Waiver and Release Agreement within seven (7) days of his/her signing the Waiver and Release Agreement.

  Any such revocation must be made in writing and must be received by the Plan Administrator within such seven (7) day period. An eligible employee who timely revokes his/her Waiver and Release Agreement shall not be eligible to receive any supplemental severance pay under the Plan. An eligible employee who timely-submits a signed Waiver and Release Agreement form and who does not exercise his/her right of revocation shall be eligible to receive supplemental severance pay under the Plan.

  Eligible employees shall be encouraged to contact their personal attorney to review the Waiver and Release Agreement from if they so desire.

  5. Plan Administration.
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     (a)  The Plan shall be administered by an individual or individuals designated by the Company (the "Committee") and which initially shall consist of Matthew Ellis, Glenn Frachi and Frederick Kraegel. The Company shall have the authority to expand or reduce the number of Committee members, and to designate, remove or replace the Committee members.

     (b) The Committee shall have the sole responsibility for the administration of the Plan, and may adopt such rules and procedures as it deems necessary, desirable, or appropriate.

     (c) The Committee shall have such powers as may be necessary to discharge its responsibility to administer the Plan, including but not limited to the

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     following:

          (i) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

          (ii)  To construe the Plan and complete benefits payable thereunder;

          (iii) To determine all questions arising in its administration, including those relating to the eligibility of persons to become Executives; the rights of Executives, and their Beneficiaries; and its decision thereon shall be final and binding upon all persons hereunder;

          (iv) To employ and suitably compensate such accountants and attorneys (who may but need not be the accountants or attorneys of the Company), other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

          (v) To communicate the Plan and its eligibility requirements to the employees and to notify employees when they become eligible to participate; and

          (vi) To make available to Executives upon request, for examination during business hours, such records as pertain exclusively to the examining Executive.

     (d)  Committee Liability. The Committee and the members thereof shall be
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     free from all liability, joint or several, for their acts as members of such Committee, except to the extent that they may have been guilty of willful misconduct, except as otherwise required by federal law.

     (e)  Construction of Plan and Decisions Final. The Company and the
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     Committee have full discretion to construe and interpret the Plan and to decide all matters within their respective jurisdictions, including factual matters, all questions concerning eligibility for participation and all questions relating to the amount and manner of providing benefits, and including the full discretion to resolve benefit appeals, and their decisions shall be final, binding and conclusive upon the Executive and every other person or party interested or concerned for all purposes.

  6. Non-Assignment. No benefits payable under the Plan shall be subject to any
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manner to assignment, anticipation, alienation, sale, transfer, pledge, encumbrance, or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contract, liabilities, engagements, or torts of any Executive. If any Executive shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any amount or benefit payable under the plan, then the

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Committee in its discretion may hold or apply such benefit or any part thereof to or for the benefit of such Executive or his beneficiary, his spouse, children, blood relatives, or other dependents, in such manner and in such proportions as the administrator may consider proper.

  7.  Amendment and Termination. The Plan shall not be amended or terminated for
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a period of twelve (12) months commencing on the effective date hereof.
Thereafter, the Company shall have the right to amend or terminate this Plan; provided, however, that no such amendment or termination shall be effective without twelve (12) months prior written notice to Executives.

  8.  Continued Employment. Neither the Plan nor any of its provisions shall be
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construed as giving any Executive of the Company a right to continue in the employ of the Company, or as a limitation of the Company's right to discharge any of its employees, with or without cause.

  9.  Severability. If any provision of the Plan is found, held or deemed by a
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by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of the Plan shall continue in full force and effect.

  10. Plan Year. The ERISA plan year of the Plan shall be the twelve month
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period commencing on January 1 of each year; provided, however, that the first plan year shall be a short plan year commencing on the Effective Date and ending on December 31, 1999.

  11. Successors. The Plan shall be binding upon any successor of the Company
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whether by merger, consolidation, or sale of all or substantially all of the
Company's assets.

  12. Governing Law. The Plan shall be construed and enforced according to the
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Employee Retirement Income Security Act of 1974 ("ERISA"), and the laws of the
State of Illinois, other than its laws respecting choice of law, to the extent not preempted by ERISA.

  IN WITNESS WHEREOF, this Plan is executed by a duly authorized officer of the Company.


Dated:  _______________, 1999      FACTORY CARD OUTLET


                                   By:_______________________________
                                   Its:  ____________________________

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                                   EXHIBIT A
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                              Waiver and Release


     In consideration of the benefits provided under the Factory Card Outlet Executive Severance Pay Plan (the "Plan"), Factory Card Outlet (the "Company") and the undersigned Executive, and any person acting, through, or under the Executive or the Company, hereby release, waive, and forever discharge each other, their agents, subsidiaries, affiliates, employees, officers, shareholders, successors, and assigns (if any) from any and all liability, actions, charges, causes of action, demands, damages, or claims for relief or remuneration of any kind whatsoever, whether known or unknown at this time, arising out of, or connection with, Executive's employment with the Company (other than indemnification to which the Executive may entitled under the Company's bylaws, policies or agreements (now or hereafter maintained) with regard to the indemnification of its executive officers or directors), Executive's decision to resign, and/or the termination of the Executive's employment, including, but not limited to, all matters in law, in equity, in contract, or in tort, or pursuant to statute, including any claim by Executive for age or other types of discrimination under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, or any other federal, state, or local law or ordinance (the "Waiver"). This Waiver does not apply to any rights or claims that may arise under the Age Discrimination in Employment Act after the date that Executive signs this Agreement. Executive acknowledges that he has read the above Waiver and is voluntarily executing this Waiver and Agreement.

     Executive acknowledges that he has been advised in writing to consult with an attorney prior to signing this Waiver, and was given at least twenty one (21) days within which to consider this Agreement, including the Waiver, before signing this Waiver and Agreement. Executive also acknowledges that he understands that if he signs the Waiver, he may revoke the Waiver and the Agreement within seven (7) days of signing the Waiver. The Agreement and the Waiver will therefore not be effective until seven (7) days after the Waiver is signed.

     This Waiver does not apply to any benefits to which the Executive may be entitled under any Company sponsored tax qualified retirement or savings plan.


Dated:______________________
                                        FACTORY CARD OUTLET

                                        By:___________________________________
                                        Its:  ________________________________


                                        EXECUTIVE:

                        ______________________________
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                                   EXHIBIT B
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                Eligible Executive With Less Then 12 Months of Employment
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Timothy Gower

Frederick Kraegel